Exhibit 15.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference to Registration Statements on Form S-8 (No. 333-268653, 333-239474 and 333-229716) and on Form F-3 (No. 333-252334 and 333-251753) of our report dated March 30, 2023, relating to the financial statements of Foresight Autonomous Holdings Ltd. (the “Company”) appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2022.

/s/ Brightman Almagor Zohar & Co

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 30, 2023